EXHIBIT 99.1

EARN IN AGREEMENT

THIS AGREEMENT made effective the 15th day of September 2011 (“Effective Date”)

AMONG:

Anadolun Madencilik Ltd. Sti., a limited company incorporated under the laws of the Republic of Turkey and having an office for business located at Cetin Emec Bulvari 1328 sk.No 6/1 Ovecler, Ankara, Turkiye (“Anadolun”).

AND:

Texada Ventures, Inc., a corporation incorporated under the laws of the State of Nevada and having an office for business located at 421 9th Street Manhattan Beach, California, 90266 (“Texada”).

WHEREAS:

A.
The parties have entered into a Term Sheet dated May 20, 2011, as amended July 1, 2011 (the “Term Sheet”), whereby Anadolun granted to Texada the exclusive right to earn up to an undivided 95% interest in Anadolun’s Karasu Rare Earth Metals Project property located in the Sakarya Province, Turkey and more particularly described on Schedule A hereto (the “Karasu Property”);

B.
The parties have entered into a Bridge Loan Agreement dated May 20, 2011 (the “Bridge Loan”) pursuant to which  Texada agreed to advance to Anadolun $200,000, the proceeds of which will be used in accordance with Schedule A of the Term Sheet;

C.	Texada advanced the Bridge Loan which obligations are evidenced in the promissory note dated May 20, 2011;

D.	The Karasu Property is held in the name of Anadolun and evidenced by the license, 201100864 and License Type IV described on Schedule C hereto (the “License”); and

E.	The parties now desire to enter into this Agreement to formalize the agreements set forth in the Term Sheet.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1
INTERPRETATION

1.1           Definitions.  For the purposes of this Agreement the following words and phrases shall have the following meanings:

(a)           “Affiliate” means, in respect of a particular entity, any individual, corporation, unincorporated organization, trust or other form of entity controlling, controlled by or under common control with that particular entity.  For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such individual, corporation, unincorporated organization, trust or other form of entity, whether through the ownership of voting securities or otherwise. Without limiting the generality of the foregoing, directors, officers and persons holding in excess of 10% of a particular entity are deemed to “control” such entity.

(b)           “Agreement” means this Earn-in agreement, together with the schedules attached hereto, as amended or supplemented from time to time.

(c)           “Anadolun” shall have the meaning assigned in the introductory paragraph.

(d)           “Assets” mean all tangible and intangible goods, chattels, improvements or other items including, without limitation, land, buildings and equipment, acquired by or on behalf of a Party with respect to the Karasu Property.

(e)           “Bridge Loan” shall have the meaning assigned in the recitals.

(f)           “Business Day” means a day, other than a Saturday or a Sunday, on which banks are generally open for business in the state of Nevada and the Republic of Turkey.

(g)           “Cash Payment” shall have the meaning assigned in Section 5.2(a)(iii).

(h)           “Closing Date” shall have the meaning assigned in Section 7.1.

(i)           “Data” means drill logs and other drilling data, core tests, pulps, maps including drill hole location maps, reports including production reports, analyses, operations, technical, accounting and financial records, mini-log films, drill hole summary sheets, lithology, digitized drill logs, surveys including but not limited to drift surveys, permits, results of assaying and sampling, other geological, geophysical, environmental and engineering data and materials, and other material information developed in operations on the Karasu Property prior to the Closing Date.

(j)           “Earn-in Period” means the period from the date of this Agreement to and including the date of vesting of the Karasu Royalty Interest or the termination of this Agreement.

(k)           “Earn-in Vesting” shall have the meaning assigned in Section 5.2.

(l)           “Earn-in Vesting Date” means the date on which Texada has paid all of the consideration set forth in Section 5.1 for the 95% Karasu Royalty Interest and the Earn-In Vesting has occurred.  .

(m)           “Effective Date” shall have the meaning assigned in the introductory paragraph.

(n)           “Environmental Damage” shall have the meaning assigned in Section 2.1(n)(ii).

(o)           “Environmental Laws” means Laws aimed at reclamation or restoration of the Karasu Property; abatement of pollution; protection of the environment; protection of wildlife, including endangered species; ensuring public safety from environmental hazards; protection of cultural or historic resources; management, storage or control of hazardous materials and substances; releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances as wastes into the environment, including without limitation, ambient air, surface water and groundwater; and all other Laws relating to the manufacturing, processing, distribution, use, treatment, storage, disposal, handling or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

(p)           “ “Expenditures” means all costs, expenses and governmental fees regulated in Section 1.1(x) whatsoever, direct or indirect, incurred with respect to the Karasu Property, in accordance with this Agreement.

(q)           “Expenditure Budget” means the expenditure budget approved and authorized by the Project Team in accordance with the Lease Agreement.

(r)           “Exploration and Development” means, inter alia, all direct and indirect property preparation, exploration, analysis (and activities incident thereto), administration and filing work and expenditures conducted and incurred for the purpose of determining the existence of mineral deposits of a commercial nature on the Karasu Property.

(s)           “Exploration Expenditures” means all cash, expenses, obligations and liabilities of whatever kind or nature spent or incurred directly or indirectly in connection with the Exploration and Development of the Karasu Property, including without limiting the generality of the foregoing, monies expended in maintaining the Karasu Property in good standing by doing and filing assessment work or the making of payments in lieu thereof, in doing title curative work, geophysical, geochemical and geological surveys, drilling, assaying and metallurgical testing, in acquiring facilities, in paying the fees, wages, salaries, travel expenses and fringe benefits (whether or not required by law) of all persons engaged in work with respect to and for the benefit of the Karasu Property, in paying for the food, lodging and other reasonable needs of such men, and in supervision of management of all work done with respect to and for the benefit of the Karasu Property.

(t)           “Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller

(u)            “Foreign Corrupt Practices Act” or “FCPA” shall have the meaning assigned in Section 2.1(o).

(v)           “General Directorate” means the General Directorate of the Mining Affairs in the Republic of Turkey.

(w)           “Governmental Authority” shall mean any (i) United States, foreign, federal, state, local or other government, (ii) governmental commission, board, body, bureau, agency, department or other judicial, regulatory or administrative authority of any nature, including courts, tribunals and other judicial bodies, (iii) any self regulatory body or authority, and (iv) any instrumentality or entity designed to act for or on behalf of the foregoing in exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(x)           “Governmental Fees” means all location fees, mining claim rental fees, mining claim maintenance payments and similar payments required by Law to locate and hold unpatented mining claims.

(y)           “Karasu Holdco” shall have the meaning assigned in Section 4.1.

(z)           “Karasu Property” shall have the meaning assigned in the recitals and as described on Schedule A hereto.

(aa)           “Karasu Royalty Interest” means an interest representing a percentage of the Net Value of Minerals mined or extracted, saved and sold or removed for disposal without sale from the Karasu Property.

(bb)           Law” or “Laws” means all applicable federal, state and local laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including but not limited to  permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature.

(cc)           Lease Agreement” shall have the meaning assigned in Section 4.3.

(dd)           “License Transfer Documents” shall have the meaning assigned in Section 4.2(a).

(ee)           “License” shall have the meaning assigned in the recitals.

(ff)           “Material Adverse Effect” means any condition, event or change that could reasonably be expected to cause a material adverse effect on the value, economic viability, operations, property rights, property title, financial condition or prospects on a party’s business or property, including any interests or rights under the License or its ability to consummate or derive the benefits expected from the transaction contemplated by this Agreement or the Lease Agreement.

(gg)           “Mine” means the workings established and Assets acquired, obtained or constructed in order to bring the Karasu Property, or any portion thereof, into, and to maintain, commercial production, including, without limitation, mine development openings, plant and service facilities, concentrator and other metallurgical installations, tailings impoundments, infrastructure, housing and other related facilities.

(hh)           “Minerals” means any and all ores (and concentrates or metals derived therefrom) of precious, base or industrial minerals, or rare elements, in, on or under the Karasu Property which may lawfully be explored for, mined and sold by the parties pursuant to the instruments of title under which the Karasu Property is held.

(ii)           “Mining Law” means the Mining Law No. 3213 as promulgated in the Republic of Turkey;

(jj)           “Net Value” means the actual proceeds from the sale of Minerals less (i) actual charges or costs of mining; (ii) actual charges or costs of weighing, sampling, assaying, and analysis; (iii) sales brokerage costs; (iv) allowable transportation costs; and (v) any allowable taxes.

(kk)           “Operator” means that person or company acting as such pursuant to this Agreement and the Lease Agreement, which shall initially be Anadolun.

(ll)           “Operations” means every kind of work done, or activity performed, by Anadolun on or in respect of the Karasu Property to plan, arrange, carry out or complete work contemplated by work programs, exploration programs and operating plans, or as otherwise directed by the Project Team, including, without limitation, investigating, prospecting, exploring, and developing; property maintenance; reviewing technical information, preparing and completing reports, estimates and studies (including environmental studies); signing, equipping, improving and surveying, construction; and, mining, milling, concentrating, rehabilitation, reclamation, and environmental protection; and further including the management and administration necessary to conduct and maintain records of the work or activity aforesaid.

(mm)           “Party” or “Parties” means, as the context may require, Anadolun and Texada and their respective successors and permitted assigns which become parties pursuant to the Agreement

(nn)           “Person” means any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

(oo)           “Project Team” has the meaning assigned in the Lease Agreement.

(pp)           Responsible Officer” means any executive officer or Financial Officer and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of the Agreement or Lease Agreement.

(qq)           “Rule 144” shall have the meaning assigned in Section 5.3(b).

(rr)            “Securities Act” shall have the meaning assigned in Section 5.3(a).

(ss)           “Shares” shall have the meaning assigned in Section 5.2(b)(i).

(tt)           “Share Issuance” shall have the meaning assigned in Section 5.2(b)(iii).

(uu)           “Stock Power” shall have the meaning assigned in Section 4.1(d).

(vv)           “Term Sheet” shall have the meaning assigned in the recitals.

(ww)            “Texada” shall have the meaning assigned in the introductory paragraph.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

1.2           Captions and Section Numbers.  The headings and Section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

1.3           Section References and Schedules.  Any reference to a particular “Article”, “Section”, “paragraph”, “clause” or other subdivision is to the particular Article, Section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.  The Schedules to this Agreement are as follows:

Schedule  A    Karasu Property
Schedule  B    Permitted Encumbrances
Schedule  C    Description of License
Schedule  D    Form of Lease and Operating Agreement

1.4           Severability of Clauses.  If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

1.5           Currency.  All references herein to currency are references to United States dollars.

ARTICLE 2
REPRESENTATIONS, WARRANTIES AND
COVENANTS OF ANADOLUN

2.1           Representations.  Anadolun represents and warrants to and covenants with Texada, with the knowledge that Texada relies upon same in entering into this Agreement, that:

(a)           it is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of its business or its ownership of property requires it to be so qualified;

(b)           it has the full corporate power and capacity to enter into this Agreement, the Lease Agreement and other documentation required to effect the transactions contemplated in this Agreement and it has duly obtained all corporate authorizations for the execution of this Agreement, the Lease Agreement and other documentation required to effect the transactions contemplated in this Agreement and for the performance thereunder by it, and the consummation of the transactions contemplated herein and therein will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of Anadolun or any shareholders’ or directors’ resolution, indenture, agreement or other instrument whatsoever to which Anadolun is a party or by which it is bound or to which it may be subject;

(c)           the entering into and the performance of this Agreement, the Lease Agreement and other documentation required to effect the transactions contemplated in this Agreement and the transactions contemplated herein and therein will not result in the violation of any judgment, decree, order, rule or regulation of any court or administrative body by which Anadolun is bound, or any statute or regulation applicable to Anadolun;

(d)           no proceedings are pending for, and Anadolun is unaware of any basis for, the institution of any proceedings leading to, the dissolution or winding up of Anadolun or the placing of Anadolun in bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

(e)           to the best of Anadolun’s knowledge, there are no outstanding work orders or actions required to be taken relating to environmental matters or any existing condition on the Karasu Property which could be the basis therefor, in respect to the Karasu Property or any operations thereon and that it has no knowledge of any other environmental issues affecting the Karasu Property;

(f)           there is no adverse claim or challenge against or to the ownership of or title to the Karasu Property or the License which may impede the development  of the Karasu Property, nor to the knowledge of Anadolun is there any basis for any potential claim or challenge, and there are no outstanding agreements or options to acquire or purchase the Karasu Property or the License or any portion thereof, and no persons have any royalty, net profits or other interests whatsoever in production from the Karasu Property, except as otherwise set forth on Schedule B;

(g)           the License is free and clear of all liens, charges and encumbrances, except as otherwise set forth on Schedule B, and the related other permits for research activities and operation license shall be obtained, if needed.

(h)           Anadolun has good beneficial title to, and has the right to transfer the License , to Karasu Holdco, free and clear of all liens, charges, encumbrances, defects in title, and any other restrictions, except as otherwise set forth on Schedule B;

(i)           there is no litigation, proceeding or investigation pending or threatened against Anadolun or, to the best of the knowledge of Anadolun after due inquiry, the Karasu Property or the License, nor does Anadolun know, or have any grounds to know after due inquiry, of any basis for any litigation, proceeding or investigation which would affect any of forgoing;

(j)           Anadolun is not a party to any agreement which provides for the payment of finder’s fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

(k)           Anadolun has delivered to or made available for inspection by Texada all Data in its possession or control, and true and correct copies of all leases or other contracts relating to the Karasu Property and the License, and from and after the date of this Agreement, Anadolun will provide Texada and Karasu Holdco with access to all of the Data in its possession relating to the Karasu Property and the License;

(l)           with respect to the License, except as provided in Schedule 2.1(l): (i) Anadolun has exclusive rights under the License to explore for Minerals on the Karasu Property; (ii) all required location and validation work was properly performed; (iii) location notices and certificates were properly recorded and filed with appropriate Governmental Authorities; (iv) all assessment work required to hold the License has been performed and all Governmental Fees have been paid in a manner sufficient to reflect compliance with the requirements applicable to each claim and site; (v) all affidavits of assessment work, evidence of payment of Governmental Fees, and other filings required to maintain the License in good standing have been properly and timely recorded or filed with appropriate Governmental Authorities; (vi) the License is free and clear of encumbrances or defects in title; and (vii) Anadolun has no knowledge of conflicting license or permit;

(m)           there have been no previous transactions affecting the interests of Anadolun in the Karasu Property or the License which have not been for fair consideration;

(n)           except as to matters otherwise disclosed in writing to Texada prior to the Closing Date,

(i)
the conditions existing on or with respect to the Karasu Property and Anadolun’s Operations on the Karasu Property are not in violation of any Laws (including without limitation any Environmental Laws)  , nor causing or permitting any damage (including Environmental Damage, as defined below) or impairment to the health, safety, or enjoyment of any person at or on the Karasu Property or in the general vicinity of the Karasu Property (rights relating to permits regulated under Section 2.1 (g) are reserved);

(ii)
there have been no past violations by Anadolun or by any of its predecessors in title of any Environmental Laws or other Laws affecting or pertaining to the Karasu Property (rights relating to permits regulated under Section 2.1 (g) are reserved), nor any past creation of damage or threatened damage to the air, soil, surface waters, groundwater, flora, fauna, or other natural resources on, about or in the general vicinity of the Karasu Property (“Environmental Damage”); and

(iii)	Anadolun has not received inquiry from or notice of a pending investigation from any Governmental Authority or of any administrative or judicial proceeding concerning the violation of any Laws; and

(o)           Anadolun, nor any of its subsidiaries, nor any of their respective directors, officers, employees or agents have taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (such act, including the rules and regulations thereunder, the “FCPA”), including, without limitation, offered, paid, promised to pay or authorized the payment of any money, or offer, gift, promise to give, or authorized the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and Anadolun and its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

2.2           Survival.  The representations, warranties and covenants contained in Section 2.1 are provided for the exclusive benefit of Texada, and a breach of any one or more thereof may be waived by Texada in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation, warranty or covenant, and the representations, warranties and covenants contained in Section 2.1(b) shall survive the execution of this Agreement, the Lease Agreement and the assignment and transfer of the License to Karasu Holdco.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF TEXADA

3.1           Representations.  Texada represents and warrants to Anadolun, with the knowledge that Anadolun relies upon same in entering into this Agreement, that:

(a)           it is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and Karasu Holdco will be duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization on the Closing Date;

(b)           each of it and Karasu Holdco has duly obtained or will duly obtain all corporate authorizations for the execution of this Agreement, the Lease Agreement and other documentation required to effect the transactions contemplated in this Agreement and for the performance of this Agreement, the Lease Agreement and other documentation required to effect the transactions contemplated in this Agreement by it or Karasu Holdco, as applicable, and the consummation of the transactions contemplated herein and therein will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the articles or the constating documents of Texada or Karasu Holdco, as applicable, or any shareholders’ or directors’ resolution, indenture, agreement or other instrument whatsoever to which Texada or Karasu Holdco, as applicable, is a party or by which it is bound or to which it may be subject;

(c)           the entering into and the performance of this Agreement, the Lease Agreement and other documentation required to effect the transactions contemplated in this Agreement  and the transactions contemplated herein will not result in the violation of any judgment, decree, order, rule or regulation of any court or administrative body by which Texada or Karasu Holdco, as applicable, is bound, or any statute or regulation applicable to Texada or Karasu Holdco, as applicable; and

(d)           no proceedings are pending for, and Texada is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of Texada or the placing of Texada in bankruptcy or subject to any other laws governing the affairs of insolvent corporations.

3.2           Survival.  The representations and warranties contained in Section 3.1 are provided for the exclusive benefit of Anadolun and a breach of any one or more thereof may be waived by Anadolun in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in Section 3.1(b) shall survive the execution hereof.

ARTICLE 4
ESTABLISHMENT OF KARASU HOLDCO

4.1           Establishment of Karasu Holdco.

(a)           Texada and Anadolun will establish a holding company (“Karasu Holdco”), which shall be an entity duly formed, organized, validly existing and in good standing under the laws of the Republic of Turkey.

(b)           Texada and Anadolun will be equal shareholders of Karasu Holdco and have equal representation on the board and in management thereof. The cost of establishment, administrative and operation costs of Karasu Holdco shall be borned by Texada.

(c)           Texada agrees to assign its right title and interests in Karasu Holdco to Anadolun or any party that Anadolun may nominate in the event (i) the Closing Date has not occurred on or before November 30, 2011 or such other date as may be mutually agreed in writing by the Parties; (ii) this Agreement is terminated in accordance with Section 8.1 or (ii) the Lease Agreement is terminated in accordance with Section 8.4.

(d)           Anadolun agrees to assign its right title and interests in Karasu Holdco to Texada in the event this Agreement is terminated in accordance with Section 8.3.

4.2           Transfer and Assignment of License.  Anadolun agrees to transfer the License to Karasu Holdco.

(a)           Anadolun shall execute such transfer documents (hereinafter referred to as the “License Transfer Documents”) as Texada and its counsel may reasonably deem necessary to assign or transfer the License to Karasu Holdco;

(b)           Anadolun will cause the License Transfer Documents to be filed, submitted and certified by the General Directorate to effect the transfer and assignment of the License to Karasu Holdco in accordance with Article 80 of the Regulation on the application of Mining Activities, published in the Official Gazette dated November 6, 2010 and numbered 27751; and

(c)           Anadolun shall use it best efforts to cause the License to be transferred and assigned to Karasu Holdco, including promptly executing or causing to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out the transfer and assignment of the License to Karasu Holdco or to record wherever appropriate the respective interest from time to time of Karasu Holdco in the License.

(d)            Karasu Holdco will covenant and undertake in writing not to transfer or cause the transfer, directly or indirectly, of any interest in the License, absent mutual written authorization by Texada and Anadolun expressly authorizing any such transfer; and

(e)           Karasu Holdco will covenant not to cause, directly or indirectly, the imposition of any liens, claims, charges, encumbrances, or restrictions on the Karasu Property or the License, as applicable, absent the express written consent of Texada and Anadolun.

4.3           Karasu Holdco and Anadolun Enter Lease. Anadolun, Texada and Karasu Holdco will enter into a lease agreement (the “Lease Agreement”) related to the exploration, development and commercial production of Minerals on the Karasu Property.  The Lease Agreement will contain the terms set forth in Schedule D and such other terms as the Parties may mutually agree.  The Lease Agreement will provide for the grant of the Karasu Royalty Interest to Texada in accordance with the terms set forth in Sections 5.1, 5.2 and 8.4 of this Agreement.  Anadolun will serve as Operator under the Lease Agreement.

4.4           No Partnership.  The parties have not created a partnership and nothing contained in this Agreement or the Lease Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever.  No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other Party except as may be, from time to time, agreed upon in writing between the parties or as otherwise expressly provided.

ARTICLE 5
EARN-IN INTEREST

5.1           Grant of Earn-in.  Anadolun hereby grants to Texada the sole and exclusive right to earn a 95% Karasu Royalty Interest, free and clear of all charges, encumbrances and claims and agrees to effect the transactions set forth in Sections 4.1, 4.2 and 4.3 in consideration for the undertakings set forth in Section 5.2, the Bridge Loan and the representations, warranties and covenants set forth in this Agreement.

5.2           Vesting of Karasu Royalty Interest.  Anadolun and Texada agree that the 95% Karasu Royalty Interest will vest in Texada, free and clear of all charges, encumbrances and claims, upon payment of the consideration set forth in this Section 5.2 by Texada (the “Earn-In Vesting”).  Texada agrees to:

(a)           pay to Anadolun or its designee,

(i)	$250,000 within 30 days of the Closing Date, $200,000 of which shall be in the form of the Bridge Loan,

(ii)	$250,000 on or before the second anniversary date of the Closing Date, and

(iii)	$500,000 on or before the third anniversary date of the Closing Date (each, a “Cash Payment” and collectively, the “Cash Payments”);

(b)           allot and issue to Anadolun or its designee, as fully paid and non-assessable,

(i)	2,000,000 common shares (“Shares”) of Texada within 10 days of the Closing Date,

(ii)	2,000,000 Shares on or before the second anniversary date of the Closing Date, and

(iii)	2,000,000 Shares on or before the third anniversary date of the Closing Date (each, a “Share Issuance” and collectively, the “Share Issuances”); and

(c)           fund Exploration Expenditures approved by the Project Team (as defined in the Lease Agreement) of $1,000,000 on the Karasu Property under the terms of the Lease Agreement as follows:

(i)	$250,000 on or before the first anniversary date of the Closing Date,

(ii)	$250,000 on or before the second anniversary date of the Closing Date, and

(iii)	$500,000 on or before the third anniversary date of the Closing Date (each, a “Exploration Expenditure” and collectively, the “Exploration Expenditures”).

(iv)	The all expenses of establishment, administrative and operation costs of Karasu Holdco shall be borned by Texada.

If the Exploration Expenditures exceed the amount required to be incurred within any period as set forth in this Section 5.2(c), then Texada, shall advance additional funds towards the Exploration Expenditures and such additional advances shall be carried forward to the succeeding period as set forth in this Section 5.2(c) and qualify as Exploration Expenditures for such succeeding period. If the Exploration Expenditures incurred are less than the amount required to be incurred within any period set forth in this section 5.2(c), Texada will distribute additional funds to account for the deficiency, in the succeeding period.

5.3           Securities Law Matters. Anadolun and Texada acknowledge that,

(a)           the Shares to be issued pursuant to section 5.2(b) will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and such Shares will be issued in reliance upon an exemption from such registration requirements;

(b)           the Shares to be issued pursuant to section 5.2(b) will be “restricted securities” under Rule 144 of the Securities Act (“Rule 144”);

(c)           Texada may be considered a “shell company” under applicable U.S. securities laws, and Rule 144 may not be available to resell the Shares for a period of one year following the filing of a Form 8-K that contains Form 10 Information (as defined under applicable U.S. securities laws); and

(d)           the Shares will be bear a restrictive legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR UNDER ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO TEXADA VENTURES INC., (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, OR (D) WITH THE PRIOR WRITTEN CONSENT OF TEXADA VENTURES INC., PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, PROVIDED THAT AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TEXADA VENTURES INC. IS PROVIDED TO THE EFFECT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE US. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED EXCEPT IN ACCORDANCE WITH THE U.S. SECURITIES ACT.

ARTICLE 6
MANAGEMENT & EMPLOYEES; DIRECTORS

6.1           Anadolun’s Management, Employees & Directors. The parties agree that this Agreement and the transaction contemplated therein shall not alter the directors, executives and employees of Anadolun.

6.2           Texada’s Management, Employees & Directors. The parties agree that the following persons shall be appointed by Texada to the positions set forth beside such person’s name:

Name	Position
David Brow	CEO
John Veltheer	Director

ARTICLE 7
CONDITIONS TO CLOSING

7.1           Texada’s Conditions to Closing. Texada’s obligation to consummate the transaction contemplated by this Agreement is conditional upon the reasonable satisfaction (or waiver in writing if permissible under Law)  at or prior to November 30, 2011 or such other date as may be mutually agreed to in writing by the parties (the “Closing Date”) of the following conditions:

(a)           all regulatory, governmental, and court consents, waivers and approvals (including but not limited to any applicable antitrust consents, waivers, and approvals)required related to exploration license in connection with the transaction contemplated by this Agreement shall have been obtained or met and shall remain in full force and effect;

(b)           the representations and warranties of Anadolun contained in Article 2 shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or as of the date hereof, in which case such representations and warranties shall be true and correct in all material respects as of such date);

(c)           completion of due diligence to the reasonable satisfaction of Texada;

(d)           Texada shall not have, during the course of conducting its due diligence, discovered any condition that is reasonably expected to have a Material Adverse Effect on Texada;

(e)           Anadolun shall have furnished to Texada, a written opinion of external Turkish counsel of recognized standing in form and substance reasonably satisfactory to Texada, addressed to Texada, and dated the Closing Date, or such other documentation as may be reasonably acceptable by Texada, confirming the transfer of the License to Karasu Holdco, free and clear of all liens, charges, encumbrances, defects in title, and any other restrictions, except as otherwise set forth on Schedule B;

(f)           Anadolun and Karasu Holdco shall have entered into a Lease Agreement containing the terms set forth in Schedule D and such other terms as the Parties may mutually agree; and

(g)           Texada shall have received a certificate, in form and substance reasonably satisfactory to Texada, addressed to Texada, and dated the Closing Date, signed by a Responsible Officer of Anadolun, confirming compliance with the conditions set forth in Subsections 7.1(a) and (b).

7.2           Anadolun’s Conditions to Closing. Anadolun’s obligation to consummate the transaction contemplated by this Agreement is conditional upon the satisfaction (or waiver in writing if permissible under Law) at or prior to the Closing Date of the following conditions:

(a)           all regulatory, governmental, and court consents, waivers and approvals (including but not limited to any applicable antitrust consents, waivers, and approvals) required related to exploration license in connection with the transaction contemplated by this Agreement shall have been obtained or met and shall remain in full force and effect;

(b)           the representations and warranties of Texada contained in Article 3 shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or as of the date hereof, in which case such representations and warranties shall be true and correct in all material respects as of such date); and

(c)           Anadolun, Texada and Karasu Holdco shall have entered into a Lease Agreement containing the terms set forth in Schedule D and such other terms as the Parties may mutually agree.

ARTICLE 8
DEFAULT AND TERMINATION

8.1           Termination.  Texada or Anadolun may terminate this Agreement at any time upon thirty (30) days prior written notice to each other, whereupon this Agreement will be of no further force or effect; provided, however, that Texada or Anadolun must satisfy their respective requirements of Section 8.3 and 8.4, as applicable.

8.2           Notice of Default.  The parties hereto agree that if either party is in default with respect to any of the provisions of this Agreement or the Lease Agreement, the non-defaulting party shall give notice to the defaulting party, designating such default, and within 90 days after its receipt of such notice, the defaulting party shall either (i) cure such default, or commence to cure such default and prosecute the same to completion without undue delay; or (ii) give the other party notice that it denies that such default has occurred and that it is submitting the question to arbitration.

8.3           Breach by Anadolun. Subject to Texada having paid the consideration under Section 5.2, if there is a material breach by Anadolun of any of the terms of this Agreement or the Lease, and such breach is not cured within 60 calendar days, then upon the occurrence of any such material breach, the Lease Agreement shall terminate and be null and void, and Texada shall have a right of entry pursuant to Article 9 of this Agreement.

8.4           Breach by Texada. If there is a material breach by Texada of any of the terms of this Agreement, and such breach is not cured within 60 calendar days, then:

(a)           the Lease Agreement shall terminate and be null and void; and

(b)           Texada will transfer, assign and convey its interests in Karasu Holdco to Anadolun or any party that Anadolun may nominate, subject to Texada receiving a Karasu Royalty Interest in the following amount:

(i)	if any such material breach occurs and remains uncured one year after the Closing Date then Texada shall be entitled to a 31.67% Karasu Royalty Interest; and

(ii)	if any such material breach occurs and remains uncured two years after the Closing Date then Texada shall be entitled to a 63.3% Karasu Royalty Interest.

ARTICLE 9
RIGHT OF ENTRY

9.1           (a)           Upon a breach of this Agreement by Anadolun or termination of the Lease Agreement, Texada and its employees, agents and independent contractors, shall have the sole and exclusive right in respect of the License and the Karasu Property to: (i) enter thereon; (ii) have exclusive and quiet possession thereof, (iii) do such prospecting, exploration, development and/or other mining work thereon and thereunder as Texada in its sole discretion may determine advisable; (iv) bring upon and erect upon the Karasu Property buildings, plant, machinery and equipment as Texada may deem advisable; and (v) remove therefrom and dispose of reasonable quantities or ores, minerals and metals for the purpose of obtaining assays or making other tests.

(b)           Except as otherwise provided in this Section 9.1, Texada agrees that no further claim, demands, rights or compensation can be made against Anadolun for any other reason.

ARTICLE 10
TRANSFERS

10.1           Transfers.  Subject to Law, either Party may at any time either during the Earn-in Period or thereafter, sell, transfer or otherwise dispose of all or any portion of its interest in and to its rights under this Agreement or the Lease Agreement provided that (i) either, in the case of Texada or Karasu Holdco, Anadolun has consented to the transfer or, in the case of Anadolun, Texada has consented to the transfer, which consent in all cases shall not be unreasonably withheld or delayed, and (ii) any purchaser, grantee or transferee of any such interest shall have first delivered to the Party(ies) not transferring an interest, its agreement relating to this Agreement and to the Lease Agreement, containing:

(a)           A covenant to perform all the obligations of the transferring Party to be performed under this Agreement in respect of the interest to be acquired by it from the transferring Party to the same extent as if this Agreement had been originally executed by such purchaser, grantee or transferee; and

(b)           A provision subjecting any further sale, transfer or other disposition of such interest in the Karasu Property and/or this Agreement or any portion thereof to the restrictions contained in this Article 10.

Upon the transfer by a Party of the entire interest at the time held by it in this Agreement, whether to one or more transferees and whether in one or in a number of successive transfers, the transferring Party shall be deemed to be discharged from all obligations hereunder save and except for the fulfillment of contractual commitments accrued due prior to the date on which the transferring Party shall have no further interest in this Agreement.

Nothing in this Agreement or the Lease Agreement shall restrict the transfer of all or part of the Karasu Royalty Interest when vested.

ARTICLE 11
CONFIDENTIAL INFORMATION

11.1           Confidentiality.  No information furnished by either Party hereunder in respect of the activities carried out on the Karasu Property shall be published or disclosed by Anadolun without the prior written consent of Texada.  Subject to compliance with all applicable securities laws, the parties hereto agree to use their best efforts to issue joint news releases regarding the activities carried out on the Karasu Property.  Any such news releases shall be prepared by Texada, and Anadolun shall be given a reasonable opportunity (not to exceed one Business Day) to approve or provide comments thereon.  Anadolun may not unreasonably withhold, delay or deny its approval.  Failure to provide approval or comments in a timely manner will be deemed approval.

ARTICLE 12
DEADLOCKS AND DISPUTES

12.1           Referral to Chief Executive Officers. Any deadlock or dispute arising out of this Agreement will be referred initially by the parties to their respective chief executive officers (or such other persons as may be designated by the chief executive officer) for settlement in good faith.  The chief executive officers or designees will meet within seven (7) days of the date on which the deadlock or dispute is so referred.  If the deadlock or dispute cannot be resolved, then the chief executive officers will, within 14 days of the initial meeting, meet again in the presence of a mediator (whose expenses shall be paid by the parties equally) to attempt to settle the deadlock or dispute.  If the deadlock or dispute is not resolved within 21 days of the initial referral to the chief executive officers, the remainder of this Article 12 will apply.

12.2           Resolution of Other Matters. Subject to Section 12.1, any deadlock or dispute under any provision of this Agreement that is not resolved by or dealt with in this Article 12 shall be determined by arbitration according to the procedures established under Article 13.

ARTICLE 13

ARBITRATION

13.1           Arbitration of Disputes.  All disputes arising out of or in connection with this Agreement will be referred to and finally resolved by arbitration in accordance with the terms of the Uniform Arbitration Act of 2000 (Nevada) by a sole arbitrator.

13.2           Notice to Arbitrate. Any Party may refer any such matter to arbitration by written notice to the other Party and, within 30 days after receipt of such notice, the parties to such arbitration will endeavour to agree on the appointment of an arbitrator, who will be capable of commencing the arbitration within 21 days of his appointment.  The arbitrator will be a person who by a combination of education and experience is competent to adjudicate the matter in dispute and who has indicated his willingness and ability to act as arbitrator in accordance with this Article 18.  If the parties to such arbitration are unable to agree on an arbitrator, the parties will request that the American Arbitration Association recommend three arbitrators and each of the parties shall eliminate one of the three recommended arbitrators, the remaining arbitrator will be appointed to act as arbitrator in accordance with this Article 13.

13.3           Arbitration. The place of arbitration will be Reno, Nevada, U.S.A. and the language of arbitration will be English.

13.4           Arbitration Award. The award of the arbitrator will be final and binding upon each of the parties to the arbitration and will not be subject to appeal or judicial review.

ARTICLE 14
EXCLUSIVITY

14.1           Upon execution of this Agreement, Anadolun shall, and shall cause its respective Affiliates, and representatives to, cease and terminate any and all existing activities, discussions or negotiations with any person with respect to an option to acquire, directly or indirectly, any interest or right whatsoever in the License or the Karasu Property, including but not limited to any interest or right to explore or mine, or both on the Karasu Property or Area of Mutual Interest, as defined in the Lease Agreement.

ARTICLE 15
NOTICES

15.1           Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given and to be effective on the date such communications are received by personal delivery, by facsimile transmission (with telephonic confirmation of receipt), by internationally recognized overnight courier or three (3) Business Days after the date on which the same is deposited with the United States Postal Service as registered or certified mail, postage prepaid, return receipt requested, addressed to the parties at the addresses specified in this Agreement or at such other address as the Party to whom the notice is sent has designated to the other Party in writing.

15.2           Notwithstanding Section 15.1 of this Agreement, notices and correspondence specified in Article 20/III of the Turkish Commercial Law (consisting principally of notices of default, rescission or termination) shall be valid only if delivered via a Turkish Notary or registered mail return receipt requested. All notices shall be deemed to have been made as of the date of proper service in accordance with Turkish Law.

ARTICLE 16
FORCE MAJEURE

16.1           Effect of Force Majeure.  If Texada or Anadolun is at any time either during the Earn-in Period or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, terrorist acts, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of Texada, excepting the want of funds, then the time limited for the performance by Texada of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

16.2           Notice.  Texada or Anadolun shall give notice to Anadolun of each event of force majeure under Section 16.1 hereof within 30 days thereof, and upon cessation of such event shall furnish Anadolun with notice of that event together with particulars of the number of days by which the obligations of Texada hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

ARTICLE 17
GENERAL

17.1           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and the federal laws of the United States applicable therein, subject to the exception that the transfer of the License from Anadolun to Karasu Holdco which shall be established in accordance with Turkish Law shall be effectuated in a manner consistent with substantive Turkish laws, including without limitation the Mining Law.

17.2           Novation.  This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement, including but not limited to the Term Sheet.

17.3           No Waiver.  No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

17.4           Further Assurances.

(a)           The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the License and Karasu Property.

(b)           The parties shall use commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws and regulations to (i) prepare and file, in consultation with the other Party and as promptly as practicable and advisable after the date hereof, all documentation to effect all necessary applications, notices, petitions and filings and to obtain as promptly as reasonably practicable all consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary to be obtained from any third party and/or any Governmental Authority in order to consummate the transaction contemplated by this Agreement and (ii) take all reasonable steps as may be necessary, proper or advisable to obtain all such consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations.

17.5           Assignment.  This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

17.6           Time of Essence.  Time shall be of the essence of this Agreement.

17.7           Stamp taxes and Duties. The parties shall pay in equal proportions any stamp duties or notarial fees (“Stamp Taxes”) that may be imposed by any Regulator under or in connection with this Agreement. In the event that, according to Law, a Party is directly liable for any Stamp Taxes, the other Parties shall reimburse such Party their proportions of such Stamp Tax.

[Signature Page Follows]

IN WITNESS WHEREOF the parties hereto have executed this Agreement in Nevada as of the day and year first above written

Anadolun Madencilik Ltd. Sti.

Per:           Ercan Aygun
     Authorized Signatory

Texada Ventures, Inc.

Per:           David Brow
         Authorized Signator

Schedule A

The Karasu Property

Attached to and made a part of that certain Earn In Agreement between and among Anadolun Madencilik Ltd. Sti.  and Texada Ventures, Inc.

The Karasu Property is more particularly described as follows:

Schedule B

Permitted Encumbrances

Attached to and made a part of that certain Earn In Agreement between and among  Anadolun Madencilik Ltd. Sti. and Texada Ventures, Inc.

The Permitted Encumbrances are more particularly described as follows:

Schedule C
License

Schedule D
Terms of Lease and Operating Agreement